Exhibit (a)(1)(E)

Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
BladeLogic, Inc.
at
$28.00 Net Per Share
by
Bengal Acquisition Corporation
a wholly owned subsidiary of
BMC Software, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, BOSTON,
MASSACHUSETTS TIME, ON THURSDAY, APRIL 17, 2008, UNLESS THE OFFER IS EXTENDED.

To Our Clients:	March 21, 2008

Enclosed for your consideration is an Offer to Purchase dated March 21, 2008 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by Bengal Acquisition Corporation, a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of BMC Software, Inc., a Delaware corporation (“BMC”), to purchase all outstanding shares of common stock, par value $0.001 per share (the “Shares”), of BladeLogic, Inc., a Delaware corporation (“BladeLogic”), at a purchase price of $28.00 per Share, net to the seller in cash, without interest but subject to any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Also enclosed is the Letter to Stockholders from the President and Chief Executive Officer of BladeLogic accompanied by BladeLogic’s Solicitation/Recommendation Statement on Schedule 14D-9.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR OUR ACCOUNT.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1. The purchase price offered by the Purchaser is $28.00 per Share, net to the seller in cash, without interest but subject to any applicable tax withholding, upon the terms and subject to the conditions of the Offer to Purchase.

2. The Offer is being made for all outstanding Shares.

3. The board of directors of BladeLogic has unanimously (i) determined that the Merger Agreement, the Offer and the Merger (as defined below) are advisable and in the best interests of BladeLogic’s stockholders, (ii) approved the Offer and the Merger in accordance with the Delaware General Corporation Law, and (iii) approved the Merger Agreement and recommended that BladeLogic’s stockholders accept the Offer and tender their Shares in the Offer.

4. The Offer is being made according to the Agreement and Plan of Merger, dated as of March 17, 2008 (the “Merger Agreement”), by and among BMC, the Purchaser and BladeLogic under which, following the completion of the Offer and the satisfaction or waiver of certain conditions, including, if required, a vote of BladeLogic’s stockholders, the Purchaser will be merged with and into BladeLogic with BladeLogic surviving the merger as a wholly owned subsidiary of BMC (the “Merger”). As of the effective time of the Merger, each outstanding Share (other than Shares owned by BMC, the Purchaser or their subsidiaries or affiliates, or BladeLogic or by its stockholders who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the price per Share paid in the Offer, payable to the holder in cash, without interest but subject to any applicable tax withholding, as set forth in the Merger Agreement and as described in the Offer to Purchase.

5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, BOSTON, MASSACHUSETTS TIME, ON THURSDAY, APRIL 17, 2008 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

6. There is no financing condition to the Offer. The Offer is conditioned on there being validly tendered in the Offer and not withdrawn before the expiration of the Offer, that number of Shares which, when added to any Shares already owned by BMC or any of its controlled subsidiaries, represents at least a majority of the Shares outstanding on a fully diluted basis (which means the total number of outstanding Shares plus the total number of Shares that are issuable upon the conversion or exercise of all BladeLogic stock options and other derivative securities regardless of the conversion or exercise price, vesting schedule or other terms and conditions thereof). The Offer is also subject to the satisfaction of certain other conditions set forth in the Offer to Purchase, including, among other conditions, any applicable waiting period or approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable foreign statutes or regulations shall have expired or been terminated or obtained. See Section 14 — “Conditions of the Offer” of the Offer to Purchase for a description of the conditions to the Offer.

7. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or MacKenzie Partners, Inc., which is acting as the Information Agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser in the Offer. However, U.S. federal income tax backup withholding (currently 28%) may be required unless an exemption applies and is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal.

Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf before the Expiration Date.

If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

Payment for Shares accepted for payment in the Offer will in all cases be made only after timely receipt by Computershare Trust Company, N.A. (the “Depositary”) of (a) Share certificates (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase), (b) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, the Purchaser may take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Merrill Lynch & Co., which is acting as the Dealer Manager for the Offer, or by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
All Outstanding Shares of Common Stock
of
BladeLogic, Inc.
by
Bengal Acquisition Corporation
a wholly owned subsidiary of
BMC Software, Inc.

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated March 21, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal relating to shares of common stock, par value $0.001 per share (the “Shares”), of BladeLogic, Inc., a Delaware corporation (“BladeLogic”).

This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

NUMBER OF SHARES TO BE TENDERED:(1)	SIGN HERE

Shares
(Signatures)

Please Type or Print Names(s)

Please Type or Print Names(s)

Area Code and Telephone Number

Tax Identification Number or Social Security Number
Dated:

(1) Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.